INVESTOR CONTACT Gregg Swearingen 937-242-4600 office gregg.swearingen@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 officej jennifer.donahue@teradata.com

Teradata Reports Strong Fourth Quarter 2018 Financial Results

•	Successful execution of strategy fuels strong fourth quarter

•	Bookings mix was 87 percent subscription-based in fourth quarter, 79 percent for full year

•	Better than expected recurring revenue in fourth quarter, full-year recurring revenue growth of 10 percent

•	Fourth-quarter revenue of $588 million exceeds $555 million to $575 million guidance range

•	Full-year annual recurring revenue (ARR) growth of 10 percent (12 percent in constant currency(1))

•	Better than expected cash from operations and free cash flow(2)

SAN DIEGO - February 7, 2019 -- Teradata Corp. (NYSE: TDC) reported strong fourth-quarter financial results driven by the successful execution of its strategy. Subscription-based transactions comprised 87 percent of the company’s bookings mix in the quarter. Despite subscription bookings mix higher than expected, total fourth-quarter revenue of $588 million still exceeded the company’s guidance range of $555 million to $575 million. This compared to 2017 fourth-quarter total revenue of $626 million when Teradata had a higher percentage of perpetual-based transactions. As a result of the shift to subscription-based transactions, fourth-quarter recurring revenue was $328 million, up 10 percent (up 13 percent in constant currency(1)) from the fourth quarter of 2017.
“Teradata delivered strong fourth-quarter results, exceeding our guidance on nearly every measure. Our performance illustrates the benefits of our strategy in action, as we keep our customers at the core of everything we do,” said Vic Lund, Executive Chairman of the Teradata Board of Directors. “With Oliver Ratzesberger now leading Teradata forward, I am confident of the company’s continued momentum.”
“I am honored to take the helm of Teradata as we reshape the future of analytics and increasingly create value for our shareholders.” said Oliver Ratzesberger, President and Chief Executive Officer, Teradata. “We just closed a very successful year: we refined our strategy, shifted to a subscription-based model, significantly enhanced our offerings, reframed our go-to-market approach, and revitalized our great brand. Building upon these achievements, we will continue our firm commitment to help our customers find real answers to the challenges they face in finding value in their data.”
For the full year, total revenue was $2.164 billion, an increase over the $2.156 billion reported in the prior year. Subscription-based transactions comprised 79 percent of the Company’s bookings mix for the full year, which was higher than anticipated and better than Teradata’s 65 to 70 percent expected range for the full year. Recurring revenue of $1.254 billion increased 10 percent, both as reported and in constant currency. Annual recurring revenue (ARR) at the end of 2018 was $1.308 billion, a 10 percent increase (up 12 percent in constant currency(1)) from the end of 2017.
Teradata reported 2018 fourth-quarter net income of $15 million under U.S. Generally Accepted Accounting Principles (GAAP), or $0.13 per diluted share, which compared to a net loss of $(74) million, or $(0.61) per share, in the fourth quarter of 2017. Non-GAAP 2018 fourth-quarter net income, which excludes stock-based compensation expense and special items, was $58 million, or $0.49 per diluted share, as compared to $72 million, or $0.58 per diluted share in the fourth quarter of 2017(3).
For the full year, net income reported under GAAP was $30 million, or $0.25 per diluted share, which compared to a net loss of $(67) million, or $(0.53) per share, in 2017. Non-GAAP 2018 full-year net income, which excludes stock-based compensation expense and special items, was $156 million, or $1.29 per diluted share, as compared to $173 million, or $1.35 per diluted share in 2017(3).
Gross Margin

2018 fourth-quarter gross margin reported under GAAP was 49.1 percent versus 49.0 percent for the fourth quarter of 2017. On a non-GAAP basis, excluding stock-based compensation expense and special items, 2018 fourth-quarter gross margin was 52.0 percent, versus 51.9 percent in the prior-year(3).
2018 full-year gross margin reported under GAAP was 47.4 percent versus 47.5 percent in 2017. On a non-GAAP basis, excluding stock-based compensation expense and special items, 2018 full-year gross margin was 50.6 percent, versus 51.6 percent in 2017(3). As the company transitions to subscription-based transactions, the timing and composition of revenue mix has a short-term impact on the overall gross margin rate.
Operating Income
2018 fourth-quarter operating income reported under GAAP was $23 million compared to $60 million in the fourth quarter of 2017. On a non-GAAP basis, excluding stock-based compensation expense and special items, 2018 fourth quarter operating income was $74 million versus $93 million in the fourth quarter of 2017(3).
2018 full-year operating income reported under GAAP was $43 million compared to $68 million in 2017. On a non-GAAP basis, excluding stock-based compensation expense and special items, 2018 full-year operating income was $210 million versus $252 million in 2017(3).
Income Taxes
Teradata’s 2018 fourth-quarter tax rate under GAAP was 21.1 percent compared to 229.8 percent in the fourth quarter of 2017. Excluding special items, Teradata’s non-GAAP 2018 fourth-quarter tax rate was 17.1 percent versus 19.1 percent in the fourth quarter of 2017(3). Teradata’s 2018 full-year tax rate under GAAP was (11.1) percent compared to 215.5 percent in 2017. Excluding special items, Teradata’s non-GAAP 2018 full-year tax rate was 19.6 percent versus 27.9 percent in 2017(3). The decrease in the non-GAAP effective tax rate year-over-year was largely due to the decrease in the U.S. statutory tax rate effective in 2018 because of U.S. tax reform enacted in late 2017.
Cash Flow
For the 2018 fourth quarter, Teradata generated $107 million of cash from operating activities compared to $23 million in the same period in 2017. During the quarter, Teradata used $63 million, versus using $21 million in the fourth quarter of 2017, for capital expenditures and additions to capitalized software development costs. Teradata’s 2018 fourth-quarter free cash flow was $44 million, compared to $2 million in the fourth quarter of 2017(2).
For the 2018 full year, Teradata generated $364 million of cash from operating activities versus $324 million in 2017. During the year, Teradata used $160 million, versus using $87 million in 2017, for capital expenditures and additions to capitalized software development costs, resulting in 2018 full-year free cash flow of $204 million compared to $237 million in 2017(2).
Balance Sheet
Teradata ended 2018 with $715 million in cash. As previously reported, Teradata repatriated $800 million of cash previously held internationally, completing the total repatriation planned for 2018. Teradata has used and continues to anticipate using a portion of these repatriated funds for share repurchases and expects to retain the remainder for general corporate purposes.
During the fourth quarter of 2018, Teradata repurchased 2.6 million shares of the Company’s common stock for approximately $94 million. For the full year, the Company repurchased 7.9 million shares for approximately $300 million.
Teradata currently has approximately $253 million of Board authorization remaining for share repurchases.
The Company had total debt of $547 million as of December 31, 2018, including $47 million of outstanding capital lease obligations. There were no funds drawn on the company’s $400 million revolving credit facility as of December 31, 2018.
Guidance
For the full-year 2019, subscription-based bookings mix is expected to be approximately 70 percent or higher, ARR or “annual recurring revenue” is expected to increase 11 percent to 12 percent, and recurring revenue is expected to increase approximately 11 percent.

Given the company’s continued transition to subscription-based transactions, 2019 perpetual revenue is expected to decline in the range of $150 million to $200 million versus 2018.

As the company shifts its consulting focus to provide higher margin / higher value consulting services to its target market of “megadata” customers, 2019 consulting revenue is expected to decline approximately 15 percent to 20 percent versus 2018.
Full-year 2019 GAAP earnings per share is expected to be $0.50 to $0.60. On a non-GAAP basis, which excludes stock-based compensation expense and other special items, earnings per share is expected to be in the $1.45 to $1.55 range(3).
Recurring revenue in the first quarter of 2019 is expected to be in the $332 million to $335 million range.
GAAP loss per share in the first quarter of 2019 is expected to be in the $(0.20) to $(0.18) range. Non-GAAP earnings per share, excluding stock-based compensation expense and other special items, in the first quarter is expected to be in the $0.18 to $0.20 range(3).
Earnings Conference Call
A conference call is scheduled today at 2:00 p.m. PT to discuss the Company’s fourth-quarter and full-year 2018 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s website at investor.teradata.com.
Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on the Investor Relations page of Teradata’s website.

1.
The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates (except for currency impact on ARR which is calculated using month-end rates). See the foreign currency fluctuation schedule on the Investor Relations page of the Company’s web site at investor.teradata.com, which is used to determine revenue on a constant currency (“CC”) basis.

Revenue
(in millions)
	For the Three Months ended December 31
	2018	2017	% Change as Reported	% Change in Constant Currency
Recurring revenue	$328	$299	10%	13%
Perpetual software licenses and hardware	97	158	(39%)	(39%)
Consulting services	163	169	(4%)	0%
Total revenue	$588	$626	(6%)	(4%)

Americas	$298	$365	(18%)	(18%)
International	290	261	11%	16%
Total revenue	$588	$626	(6%)	(4%)

	For the Twelve Months ended December 31
	2018	2017	% Change as Reported	% Change in Constant Currency
Recurring revenue	$1,254	$1,145	10%	10%
Perpetual software licenses and hardware	340	429	(21%)	(22%)
Consulting services	570	582	(2%)	(2%)
Total revenue	$2,164	$2,156	0%	0%

Americas	$1,126	$1,195	(6%)	(5%)
International	1,038	961	8%	7%
Total revenue	$2,164	$2,156	0%	0%

Annual recurring revenue*	$1,308	$1,184	10%	12%

* Annual recurring revenue is defined as the annual value at a point in time of all recurring contracts, including subscription, software upgrade rights, maintenance and managed services.

2.
As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of the Company’s stock and repayment of the Company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

(in millions)	For the Three Months		For the Twelve Months
	ended December 31		ended December 31
	2018	2017	2018	2017

Cash provided by operating activities (GAAP)	$107	$23	$364	$324
Less capital expenditures for:
Expenditures for property and equipment	(61)	(19)	(153)	(78)
Additions to capitalized software	(2)	(2)	(7)	(9)
Total capital expenditures	(63)	(21)	(160)	(87)
Free Cash Flow (non-GAAP measure)	$44	$2	$204	$237

3.
Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items (as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.

	For the Three Months			For the Twelve Months
(in millions, except per share data)	ended December 31			ended December 31
Gross Profit:	2018	2017	% Chg.	2018	2017	% Chg.
GAAP Gross Profit	$289	$307	(6%)	$1,026	$1,024	0%
% of Revenue	49.1%	49.0%		47.4%	47.5%

Excluding:
Stock-based compensation expense	4	3		15	13
Acquisition, integration, reorganization related, and other costs	2	—		5	4
Amortization of capitalized software	11	15		49	71
Non-GAAP Gross Profit	$306	$325	(6%)	$1,095	$1,112	(2%)
% of Revenue	52.0%	51.9%		50.6%	51.6%
Operating Income
GAAP Operating Income	$23	$60	(62%)	$43	$68	(37%)
% of Revenue	3.9%	9.6%		2.0%	3.2%

Excluding:
Stock-based compensation expense	16	17		66	68
Amortization of acquisition-related intangible assets	2	3		6	8
Acquisition, integration, reorganization related, and other costs	22	(2)		46	37
Amortization of capitalized software	11	15		49	71
Non-GAAP Operating Income	$74	$93	(20%)	$210	$252	(17)%
% of Revenue	12.6%	14.9%		9.7%	11.7%

Net Income
GAAP Net Income (Loss)	$15	$(74)	120%	$30	$(67)	145%
% of Revenue	2.6%	(11.8%)		1.4%	(3.1%)

Excluding:
Stock-based compensation expense	16	17		66	68
Amortization of acquisition-related intangible assets	2	3		6	8
Acquisition, integration, reorganization related, and other costs	22	(3)		46	35
Amortization of capitalized software	11	15		49	71
Income tax adjustments*	(8)	114		(41)	58
Non-GAAP Net Income	$58	$72	(19%)	$156	$173	(10)%
% of Revenue	9.9%	11.5%		7.2%	8.0%

	For the Three Months		For the Twelve Months
	ended December 31		ended December 31
Earnings Per Share:	2018	2017	2018	2017	2019 Q1 Guidance	2019 FY Guidance
GAAP Diluted Earnings/(Loss) Per Share	$0.13	$(0.61)	$0.25	$(0.53)	$(0.20) - $(0.18)	$0.50 - $0.60
Excluding:
Stock-based compensation expense	0.13	0.14	0.54	0.54	0.12	0.57
Amortization of acquisition-related intangible assets	0.02	0.02	0.05	0.06	0.01	0.04
Acquisition, integration and reorganization related costs	0.18	(0.02)	0.38	0.28	0.27	0.32
Amortization of capitalized software	0.09	0.12	0.40	0.56	0.09	0.28
Income tax adjustments*	(0.06)	0.94	(0.33)	0.46	(0.11)	(0.26)
Impact of dilution**	—	(0.01)	—	(0.02)	—	—
Non-GAAP Diluted Earnings Per Share	$0.49	$0.58	$1.29	$1.35	$ 0.18 - $ 0.20	$1.45 - $1.55

* Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item in addition to the tax impact for U.S. tax reform. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the fourth quarter of 2018 was 17.1% and 19.1% in the fourth quarter of 2017.
** Represents the impact to earnings per share as a result of moving from basic to diluted shares.

Note to Investors

This news release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors discussed in this release and those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results, including as a result of the pace and extent to which customers shift from perpetual to subscription-based licenses; our ability to realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including foreign currency fluctuations; risks associated with data privacy, cyberattacks and maintaining secure and effective internal information technology and control systems; the timely and successful development, production or acquisition and market acceptance of new and existing products and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful exploitation of new alliance and acquisition opportunities; recurring revenue may decline or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata
Teradata transforms how businesses work and people live through the power of data. Teradata leverages all of the data, all of the time, so you can analyze anything, deploy anywhere, and deliver analytics that matter. We call this pervasive data intelligence. And it’s the answer to the complexity, cost, and inadequacy of today’s approach to analytics. Get the answer at teradata.com.

Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide
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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts - unaudited)

	For the Period Ended December 31
	Three Months			Twelve Months
	2018	2017	% Chg	2018	2017	% Chg
Revenue
Recurring	$328	$299	10%	$1,254	$1,145	10%
Perpetual software licenses and hardware	97	158	(39)%	340	429	(21)%
Consulting services	163	169	(4)%	570	582	(2)%
Total revenue	588	626	(6)%	2,164	2,156	0%
Gross profit
Recurring	225	218		880	841
% of Revenue	68.6%	72.9%		70.2%	73.4%
Perpetual software licenses and hardware	39	68		118	170
% of Revenue	40.2%	43.0%		34.7%	39.6%
Consulting services	25	21		28	13
% of Revenue	15.3%	12.4%		4.9%	2.2%
Total gross profit	289	307		1,026	1,024
% of Revenue	49.1%	49.0%		47.4%	47.5%

Selling, general and administrative expenses	185	170		666	651
Research and development expenses	81	77		317	305
Income from operations	23	60		43	68
% of Revenue	3.9%	9.6%		2.0%	3.2%

Other expense, net	(4)	(3)		(16)	(10)

Income before income taxes	19	57		27	58
% of Revenue	3.2%	9.1%		1.2%	2.7%

Income tax expense (benefit)	4	131		(3)	125
% Tax rate	21.1%	229.8%		(11.1)%	215.5%

Net income (loss)	$15	$(74)		$30	$(67)
% of Revenue	2.6%	(11.8)%		1.4%	(3.1)%

Net income (loss) per common share
Basic	$0.13	$(0.61)		$0.25	$(0.53)
Diluted	$0.13	$(0.61)		$0.25	$(0.53)

Weighted average common shares outstanding
Basic	117.3	121.1		119.2	125.8
Diluted	119.1	121.1		121.2	125.8

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	December 31, 2018	September 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$715	$768	$1,089
Accounts receivable, net	588	372	554
Inventories	28	45	30
Other current assets	97	99	77
Total current assets	1,428	1,284	1,750
Property and equipment, net	295	226	162
Capitalized software, net	72	84	121
Goodwill	395	396	399
Acquired intangible assets, net	16	17	23
Deferred income taxes	67	54	57
Other assets	87	75	44
Total assets	$2,360	$2,136	$2,556

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$19	$13	$60
Short-term borrowings	—	—	240
Accounts payable	141	95	74
Payroll and benefits liabilities	224	147	173
Deferred revenue	490	384	414
Other current liabilities	135	86	102
Total current liabilities	1,009	725	1,063
Long-term debt	478	484	478
Pension and other postemployment plan liabilities	113	109	109
Long-term deferred revenue	105	102	85
Deferred tax liabilities	3	4	4
Other liabilities	157	152	149
Total liabilities	1,865	1,576	1,888
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,418	1,397	1,320
Accumulated deficit	(823)	(745)	(579)
Accumulated other comprehensive loss	(101)	(93)	(74)
Total stockholders' equity	495	560	668
Total liabilities and stockholders' equity	$2,360	$2,136	$2,556

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended December 31
	Three Months		Twelve Months
	2018	2017	2018	2017
Operating activities
Net income (loss)	$15	$(74)	$30	$(67)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	35	35	130	138
Stock-based compensation expense	15	17	65	68
Deferred income taxes	(7)	(12)	(18)	(34)
Changes in assets and liabilities:
Receivables	(216)	(188)	(34)	(6)
Inventories	17	14	2	3
Current payables and accrued expenses	116	12	108	12
Deferred revenue	108	117	115	115
Other assets and liabilities	24	102	(34)	95
Net cash provided by operating activities	107	23	364	324
Investing activities
Expenditures for property and equipment	(61)	(19)	(153)	(78)
Additions to capitalized software	(2)	(2)	(7)	(9)
Business acquisitions and other investing activities	(3)	(3)	(3)	(21)
Net cash used in investing activities	(66)	(24)	(163)	(108)
Financing activities
Repurchases of common stock	(94)	—	(300)	(351)
Repayments of long-term borrowings	—	(7)	(40)	(30)
Proceeds from credit facility borrowings	—	240	—	420
Repayment of credit facility borrowings	—	(180)	(240)	(180)
Payment of capital lease	(4)	—	(5)	—
Other financing activities, net	8	12	31	32
Net cash (used in) provided by financing activities	(90)	65	(554)	(109)
Effect of exchange rate changes on cash and cash equivalents	(3)	—	(20)	8
(Decrease) increase in cash, cash equivalents and restricted cash	(52)	64	(373)	115
Cash, cash equivalents and restricted cash at beginning of period	768	1,025	1,089	974
Cash, cash equivalents and restricted cash at end of period	$716	$1,089	$716	$1,089

Supplemental cash flow disclosure:
Non-cash investing and financing activities:
Assets acquired by capital lease	$29	$—	$52	$—

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended December 31				For the Twelve Months Ended December 31
	2018	2017	% Change As Reported	% Change Constant Currency(2)	2018	2017	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$298	$365	(18)%	(18)%	$1,126	$1,195	(6)%	(5)%
International	290	261	11%	16%	1,038	961	8%	7%
Total segment revenue	588	626	(6)%	(4)%	2,164	2,156	0%	0%

Segment gross profit
Americas	162	194			621	675
% of Revenue	54.4%	53.2%			55.2%	56.5%
International	144	131			474	437
% of Revenue	49.7%	50.2%			45.7%	45.5%
Total segment gross profit	306	325			1,095	1,112
% of Revenue	52.0%	51.9%			50.6%	51.6%

Reconciling items(1)	(17)	(18)			(69)	(88)
Total gross profit	$289	$307			$1,026	$1,024
% of Revenue	49.1%	49.0%			47.4%	47.5%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.